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                                                                   Exhibit 10.33

                      DATED THE __ DAY OF ____________ 2004

                                 JENNIFER DUNNE

                                       AND

                          CASTLE BRANDS SPIRITS COMPANY

                                     LIMITED

                                    SUB-LEASE

                     FOR LETTING OF PREMISES AT FIRST FLOOR,

                                 VICTORIA HOUSE,

                            HADDINGTON ROAD, DUBLIN 4

                                  Gill Traynor
                                   Solicitors
                              39/41 Sundrive Road,
                                    DUBLIN 12
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THIS INDENTURE OF SUB-LEASE made the __ day of June 2004 BETWEEN (1) JENNIFER
DUNNE of 39 Hampton Park, St. Helen's, Booterstown, County Dublin (hereinafter called "The Landlord" which expression shall where the context so admits or requires include her executors administrators and assigns)

AND

(2) CASTLE BRANDS SPIRITS COMPANY LIMITED a limited liability company having its registered office at 4 Herbert Place Herbert Street Dublin 2 (hereinafter called "the Tenant" which expression shall where the context so admits or requires include its successors and permitted assigns)

WITNESSETH as follows:

A. In this Lease and In any Schedules hereto the following expressions shall have the meaning assigned to them respectively that is to say:

     "the landlord" shall include the person or persons for the time being entitled to the reversion immediately expectant on the determination of the Term.

     "the tenant" shall include the Tenant's successors in title and permitted assigns.

     "the demised premises" means the premises demised by this sub-lease as more particularly described in the First Schedule hereto and shall be deemed to include the fixtures and fittings and rights hereby demised.

     "the rent" means the yearly sums set out in the Second Schedule hereto.

     "the term" means the term of 4 years and 9 months commencing on the 31st May 2004 and expiring on the 28th February 2009.

     "the head lease" means the Lease dated the 21st day of May 2004 made between (1) Sean Dunne of the First Part, (2) Victoria House Management Company Limited of the Second Part and (3) the Landlord of the Third Part.

     "the superior landlord" means the person or persons for the time being entitled to the reversion immediately expectant on the determination of the Head Lease.

The masculine shall include the feminine and neuter and vice versa and the singular, the plural and vice versa.

Where obligations are undertaken by more than a single person same shall be deemed to be joint and several obligations.

Any covenant by the Tenant not to do or omit an act or thing shall be construed as if it were a covenant not to do or omit or permit or suffer such act or thing to be done or omitted.
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B.   In consideration of the Rent and of the other payments to be hereby made and of the covenants on the part of the Tenant and conditions hereinafter contained the Landlord HEREBY DEMISES unto the Tenant ALL THAT AND THOSE the Demised Premises together with the rights therein specified excepting and reserving as therein provided TO HOLD the same unto the Tenant for the Term YIELDING AND PAYING therefor yearly and proportionately for any fraction of a year the Rent such Rent to be paid by equal quarterly payments in advance on the 31st day of May, 31st day of August, 30th day of November and 28th day of February in each year of the term hereby granted by Banker's Order or such other method as the Landlord may reasonably require, the first of such quarterly payments (if not already made) to be made on the execution hereof.

C.   The Tenant hereby covenants with the Landlord as follows:

     1. To pay the Rent on the days and in the manner herein prescribed without any deductions.

     2. Notwithstanding Clause C5 hereunder, to pay to the Landlord (or to the person or company nominated by the Landlord) from time to time on demand without any deduction or abatement the sum payable by the Landlord to the Superior Landlord pursuant to the Head Lease in respect of Insurance premium and Service Charge in respect of the Demised Premises (as defined in the Head Lease) payable by the Landlord to the Superior Landlord on foot of the Head Lease.

     3. To pay to the Landlord on demand without any deductions such amounts as may be incurred in the procurement and provision of services including, but not limited to, security services, security alarm fire extinguishers and such other services as the Landlord shall from time to time deem necessary.

     4. To pay and discharge to the Landlord pending a separate valuation of the Demised Premises (if such be the case) all rates, taxes, duties, charges, assessment, Impositions and outgoings whatsoever whether parliamentary, parochial, local or of any other description (and whether or not of an entirely novel character) which are now or may at any time hereafter be charged, taxed, assessed, levied or imposed upon or payable in respect of the Demised Premises on demand.

     5. To pay to the suppliers thereof all charges for electricity and telephone (including meter rents) consumed in the Demised Premises during the term.

     6. To comply with the covenants and obligations on the part of the Landlord contained in the Sixth Schedule to the Head Lease (save for the rent thereby reserved and other payments thereby covenanted to be made and save for the covenants at Clauses 3, 4, 5, 6, 14, 15, 16, 17, 18, 19 and 20 thereof) in so far as the same relate to the Demised Premises and to keep the interior of the Demised Premises (excluding any structural parts of the Demised Premises) including the glass in the windows, all locks, sash cords, electric, gas, telephone, central heating system, air conditioning systems and other fittings and installations, cables and all
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          additional fittings, drainage and sanitary fittings, appliances and pipes in good and tenantable repair order condition but excluding damage caused by or arising from any of the insured risks, save where the insurance has been rendered void by the action or default of the Tenant and to keep the Landlord effectually indemnified against all claims in respect thereof and to keep the windows and chimneys clean and keep clean and free from blockages, wash basins, lavatory basins, drains, sewers and gulley traps serving the Demised Premises and pay for any damage thereto or expenses of cleaning the same caused by the negligence of or the misuse by the Tenant, his licencees, servants or agents.

     7. To pay to the Landlord the stamp duty on this Lease and Counterpart thereof.

     8. To yield up the Demised Premises (including all fixtures and fittings therein and in particular the floor coverings thereof) on expiry or sooner determination of the Term in its present state end condition and to make good all damage occasioned.

     9. (a) Not to transfer assign underlet mortgage charge hold in trust for another part with nor share possession or control or occupation of part only of the Demised Premises without the prior consent in writing (which shall not be unreasonably withheld) of the Landlord and the Superior Landlord and not to hold in trust for another part with nor share possession or control or occupation of the whole of the Demised Premises.

          (b) Not to transfer assign underlet mortgage or charge the whole of the Demised Premises without the prior consent in writing (which shall not be unreasonably withheld) or the Landlord and the Superior Landlord.

     10. Not without prior consent in writing of the Landlord to make any alterations to the Demised Premises whatsoever save in accordance with the provisions and procedures set out in the Head Lease and save for such alterations agreed/approved in advance and in accordance with such specifications submitted to the Landlord prior to the execution of this sub-lease and on expiry or sooner determination hereof to yield up the Demised Premises fully reinstated to its present state and condition in accordance with clause 8 hereof.

     11. Not to use or occupy or allow to be used or occupied the Demised Premises otherwise than for the purpose of the provision of and the marketing and sale of Alcoholic Spirits and such related office and commercial business and for general commercial offices.

     12. To pay to the Landlord any VAT payable on the Rent payable under this Lease.

D. It is hereby agreed and declared by and between the Landlord and Tenant as follows:

     1. All rights hereby reserved to and covenants made with the Landlord shall be deemed to extend to the Superior Landlord.
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     2.   This Lease is granted subject to the provisos contained at the First
          Schedule of the Head Lease mutatis mutandis in so far as the same relate to the Demised Premises.

     3. For a period of six months before the expiry of the term hereby created commencing 31st May 2004 to permit the Landlord or agent appointed by the Landlord access to the premises with prospective tenants/assignees at all reasonable times and a reasonable notice to the Tenant causing minimal obstruction to the Tenant's business for the purpose of re-letting same.

     4. That if the rent hereby reserved or any part thereof shall be unpaid for twenty-one days after becoming payable (whether formally demanded or not) or if any covenant on the Tenant's part to be performed or observed is breached it shall be lawful for the Landlord at any time thereafter to re-enter upon the premises in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any claim by the Landlord in respect of any antecedent breach of any covenant or provision herein contained.

E.   The Landlord covenants with the Tenant:

     1. That so long as the Tenant complies with the covenants on its part herein contained the Tenant may enjoy the Demised Premises peaceably during the term without any interruption by the Landlord.

     2.   To pay the rent reserved under the Head Lease.

IT IS HEREBY CERTIFIED:

1. That the consideration of for this Lease is wholly attributable to property which is not residential property and that the transaction effected by this instrument does not form part of a larger transaction or series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) which is not residential property exceeds E10,000.00.

2. That Section 53 (Lease combined with Building Agreement for dwelling house/apartment) of the Slamp Duties Consolidation Act 1999 does not apply to this instrument.

3.   That the Demised Premises are situate in the County Borough of Dublin.

4. That for the purposes of Section 29 of the Companies Act, 1990 that the Landlord and the Tenant are not bodies corporate connected with one another in a manner which would require this transaction to be ratified by resolution of either.

IN WITNESS whereof the parties hereto have executed this Lease the day and year first herein written.
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                                 FIRST SCHEDULE
                             (The Demised Premises)

ALL THAT AND THOSE office premises comprising the entire first floor of Victoria House, Haddington Road, Dublin 4 being the hereditaments and premises comprised in and demised by the Head Lease and more particularly described in the Third Schedule thereto EXCEPTING AND RESERVING unto the Landlord and the Superior Landlord the exceptions and reservations excepted and reserved in the Head Lease and excepting and reserving unto the Landlord and the Superior Landlord and such others as may be authorized by the Landlord from time to time the right of ingress, egress and regress in through and from the Demised Premises in the event of an emergency.

                                 SECOND SCHEDULE
                                   (The Rent)

     E80,000.00 per annum for the first year of the Term;
     E114,000.00 for the second year of the Term;
     E114,000.00 for the third year of the Term;
     E114,000.00 for the fourth year of the Term; and E85,612.00 for the last 9 months of the Term.

SIGNED SEALED AND DELIVERED
By the Landlord in the presence of

PRESENT when the Common Seal of
the TENANT was affixed hereto:


                                        /s/ David Phelan
                                        ----------------------------------------
                                        Director


                                        /s/ Patrick Rigney
                                        ----------------------------------------
                                        Director/Secretary